UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 9, 2015

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)

Registrant's telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06.  MATERIAL IMPAIRMENTS.

In connection with the pending merger of Fuel Systems Solutions, Inc. (the “Company”) with Westport Innovations Inc., the Company recently concluded that an impairment analysis must be performed to determine whether the Company may be required to record an asset impairment charge.  The Company has not yet completed its analysis to determine whether an asset impairment charge would be recorded. If applicable, the estimated amount of any asset impairment charge will be determined by the Company as it finalizes its financial statements for the period ended September 30, 2015.

Accordingly, until the Company determines whether an asset impairment charge would be recorded and, if applicable, the estimated amount of any asset impairment charge, the Company will be unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “Third Quarter 2015 Form 10-Q”). The Company is working in good faith to complete its analysis.  The Company expects to file the Third Quarter 2015 Form 10-Q once the impairment analysis is completed which may be beyond the date for filing such Form 10-Q including any extensions.

ITEM 7.01.  REGULATION FD DISCLOSURE.

On November 9, 2015, the Company issued a press release reporting the notification of late filing for the Third Quarter 2015 Form 10-Q.  A copy of this press release is furnished as Exhibit 99.1 to this report, and is incorporated herein by reference.

The information being furnished in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

99.1	Press Release dated November 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: November 9, 2015	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Financial Officer